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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       ANNAPOLIS NATIONAL BANCORP, INC.
                       --------------------------------
            (Exact name of registrant as specified in its charter)


MARYLAND                                      52-1648903
--------                                      ----------
(state of incorporation or organization)      (IRS Employer Identification No.)


180 Admiral Cochrane Drive, Suite 300, Annapolis, Maryland         21401
----------------------------------------------------------         ----------
(Address of principal executive offices)                           (Zip Code)




Securities to be registered pursuant to Section 12(g) of the Act:

                       COMMON STOCK,  PAR VALUE  $.01 PER SHARE
                       ----------------------------------------
                               (Title of class)




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Item 1.  Description of Registrant's Securities to be Registered.

      Incorporated by reference to the portion of the Prospectus under the heading "Description of Capital Stock of the Company," originally filed on June 23, 1997 as part of the Registrant's Registration Statement on Form SB-2, and any amendments thereto, No. 333-29841.
(See Exhibit 3 of Item 2).

Item 2   Exhibits.

      1. Copy of security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form SB-2, and any amendments thereto, No. 333-29841, initially filed on June 23, 1997.

      2. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Amended and Restated Articles of Incorporation

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2, and any amendments thereto, No. 333-29841, initially filed on June 23, 1997.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2, and any amendments thereto, No. 333-29841, initially filed on June 23, 1997.

      3. Copy of the portion of the Prospectus entitled "Description of Capital Stock of the Company," initially filed on June 23, 1997 as part of the Registrant's Registration Statement on Form SB-2, and any amendments thereto, No. 333-29841.



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      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  ANNAPOLIS NATIONAL BANCORP, INC.
                                  --------------------------------
                                  (Registrant)


                                  Date: August 7, 1997




                                  By:  /s/ John W. Marhefka
                                       ------------------
                                       John W. Marhefka
                                       Chief Executive Officer